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                                                                      EXHIBIT 11

                         HBO & COMPANY AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                    (000 OMITTED EXCEPT FOR PER SHARE DATA)

                                                                                   1994       1993       1992
                                                                                 ---------  ---------  ---------
Weighted Average Number of Common Shares Outstanding...........................     31,473     30,906     30,716
  Add -- Shares of common stock assumed
   issued upon exercise of stock options using the "treasury stock" method as
   it applies to the computation of primary earnings per share.................      1,500      1,504      1,130
                                                                                 ---------  ---------  ---------
Number of Common and Common Equivalent Shares Outstanding......................     32,973     32,410     31,846
  Add -- Additional shares of common stock assumed
   issued upon exercise of stock options using the "treasury stock" method as
   it applies to the computation of fully diluted earnings per share...........        133        308        450
                                                                                 ---------  ---------  ---------
Number of Common and Common Equivalent Shares Outstanding Assuming Full
 Dilution......................................................................     33,106     32,718     32,296
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
Net Earnings for Primary and Fully Diluted Earnings Per Share..................  $  28,159  $  18,819  $  13,758
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
Earnings Per Share:
  Primary......................................................................       $.85       $.58       $.43
                                                                                       ---        ---        ---
                                                                                       ---        ---        ---
  Fully Diluted................................................................       $.85       $.58       $.43
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